SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                                  March 1, 1999


                                GEOKINETICS INC.

               (Exact name of Registrant as specified in charter)


         DELAWARE                      0-9268               94-1690082
(State or other jurisdiction of     (Commission           (IRS Employer
     incorporation)                 File Number)         Identification No.)


5555 SAN FELIPE, SUITE 780, HOUSTON, TEXAS                     77056
 (Address of principal executive offices)                   (Zip Code)



Registrant's telephone number including area code:  (713)850-7600

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ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

            On March 1, 1999, Registrant engaged the accounting firm of Fitts, Roberts & Co., P.C. of Houston, Texas as independent public accountants to audit Registrant's consolidated financial statements for the fiscal year ended December 31, 1998, and replace the San Antonio, Texas-based firm of Tsakopulos Brown Schott & Anchors ("TBSA"), which was the independent public accountant for the Registrant's most recent certified financial statements.

            During the two fiscal years ended December 31, 1997 and the subsequent interim period preceding the engagement of Fitts, Roberts & Co., P.C., there were no disagreements with TBSA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of TBSA would have caused that firm to make reference in connection with its report to the subject matter of the disagreement or any reportable events. However, TBSA advised the Registrant that it would be unable to audit Registrant's financial statements for the fiscal year ended December 31, 1998 because TBSA believed that the Registrant's recent appointment of a shareholder of TBSA as a Vice President of the Registrant would create a lack of independence on the part of TBSA in conducting the Registrant's audit. In light of this position taken by TBSA, the Board of Directors of the Registrant has decided to replace TBSA and appoint Fitts, Roberts & Co., P.C. as Registrant's auditor for the consolidated financial statements of the Registrant for the fiscal year ended December 31, 1998.

            TBSA's report on the Registrant's consolidated financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles. The Registrant has requested that TBSA furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of TBSA's letter to the Securities and Exchange Commission, dated March 1, 1999, is filed as Exhibit 16 to this Form 8-K.


ITEM 7.     EXHIBITS.

            (16) Letter dated March 1, 1999 by Tsakopulos Brown Schott & Anchors to the Securities and Exchange Commission


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
                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned herein to duly authorized.


Dated: March 4, 1999

                                          GEOKINETICS INC.


                                          By: /s/ THOMAS J. CONCANNON
                                          Name:  Thomas J. Concannon
                                          Title: Vice President and Chief
                                                 Financial Officer


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